I hereby authorize Alaska Air Group General Counsel and Corporate Secretary Keith Loveless, Assistant Corporate Secretary Shannon K. Alberts and Assistant Corporate Secretary Irv Bertram to sign on my behalf all Securities & Exchange Commission reports in connection with changes of my beneficial ownership of Alaska Air Group, Inc. securities.

	   This
Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.


	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 11th day of September, 2003.



											 		 ______________________________
Glenn S. Johnson



STATE OF WASHINGTON

COUNTY OF KING

	On
this 11th day of September, 2003, Glenn S. Johnson personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.

	IN WITNESS WHEREOF, I have hereunto
set my hand and official seal.

						Jeanne Gammon
						Notary
Public


						My Commission Expires:

04/19/2004